SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 11, 1998

                              Lawson Products, Inc.
               (Exact name of registrant as specified in charter)


     Delaware                         0-10546          36-2229304
 (State of other jurisdiction      (Commission       (IRS Employer
   of incorporation)               File Number)     Identification No.)



1666 East Touhy Avenue, Des Plaines, Illinois               60018
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code (847) 827-9666





                              N/A
  (Former name or former address, if changed since last report)



Item 5.   Other Events.

     The Registrant has an effective Registration Statement (the "Registration Statement") on Form S-8 for Lawson Products, Inc. Incentive Stock Plan (No. 33-17912). The Registrant hereby adds to the undertakings contained in the Registration Statement the following undertaking, which undertaking shall be deemed to be incorporated by reference into the Registration Statement:

          The Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is therefore, unenforceable. In the event that a claim for indemnification is against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Lawson Products, Inc.

Date:  August 11, 1998        By: /s/ Bernard Kalish
                              Its:  CEO